UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 16, 2017

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985
(Registrant’s telephone number, including area code)

China BAK Battery, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(1) Change of Company Name

On January 10, 2017, China BAK Battery, Inc. (the "Company") filed Articles of Merger with the Secretary of State of Nevada to effectuate a merger between the Company and the Company’s newly formed, wholly owned subsidiary, CBAK Merger Sub, Inc. (the “Merger Sub”). According to the Articles of Merger, effective January 16, 2017, the Merger Sub merged with and into the Company with the Company being the surviving entity (the "Merger").

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name. Upon the effectiveness of the filing of Articles of Merger with the Secretary of State of Nevada, which is January 16, 2017, the Company's Articles of Incorporation were deemed amended to reflect the change in the Company's corporate name.

A copy of the Articles of Merger as filed with the Secretary of State of Nevada is attached as Exhibit 2.1.

The trading symbol of the Company's common stock will remain as "CBAK". The Company’s common stock began trading on the Nasdaq Global Market under the Company's new name when the market opened on January 17, 2017.

(2) Change of Company Fiscal Year End

On January 16, 2017, the Board of Directors of the Company approved a change in the Company’s fiscal year end from September 30 to December 31. Accordingly, the Company’s next Annual Report on Form 10-K will be for the fiscal year ending December 31, 2017. With this fiscal year end change, the Company will file a transition report on Form 10-Q for the period from October 1, 2016 through December 31, 2016.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

2.1	Articles of Merger, filed with the Secretary of State of Nevada effective on January 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: January 17, 2017	By:	/s/ Yunfei Li
Yunefei Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Articles of Merger, filed with the Secretary of State of Nevada effective on January 16, 2017